UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2012

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION

The information required by this Item 2.02 is incorporated by reference from Item 4.02 below.

Item 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR RELATED AUDIT REPORT OR COMPLETED REVIEW

As previously disclosed, on December 19, 2011, the Audit Committee (the “Audit Committee”) of the Board of Directors of Northwest Pipe Company (the “Company”) determined that there was a material error in the Company’s historical method of systematically and rationally allocating equipment depreciation using the units of production depreciation methodology (the “Units of Production Method”) as well as the Company’s estimates of salvage values. Principally, assumptions utilized in the adoption in 2006 of the Units of Production Method related to estimated future tons of production over the remaining useful lives of equipment were not properly re-evaluated subsequent to that time. The Company determined that, in order to appropriately apply the Units of Production Method, the Company should have re-evaluated the assumptions underlying the Company’s application of the Units of Production Method, resulting in a change in the accounting estimate as of January 1, 2009. The Audit Committee concluded on December 19, 2011 that the Company’s audited consolidated financial statements and related consolidated financial information for the fiscal years ended December 31, 2010 and 2009, and the related reports of the Company’s independent registered public accounting firm thereon, and the unaudited condensed consolidated financial statements for each of the quarters in the years then ended and the quarters ended March 31, 2011 and June 30, 2011, should no longer be relied upon and should be restated.

In connection with the work performed during the restatement process and the preparation of its financial statements, the Company identified the following additional material errors in its previously issued consolidated financial statements: there was a material error in the Company’s historical estimate of salvage values; disposals of certain machinery and equipment assets in prior years were not timely recorded; amounts advanced to Lucid Energy were recorded as notes receivable and should have been recorded as research and development expense; and certain equipment leases were not properly recorded as capital leases. Based on the foregoing, the Audit Committee concluded on March 11, 2012 that the Company’s audited consolidated financial statements and related consolidated financial information for the fiscal year ended December 31, 2008, and the related reports of the Company’s independent registered public accounting firm thereon, should no longer be relied upon.

In order to correct the material errors described above, the Company intends to restate its previously issued financial statements for the fiscal years ended December 31, 2010 and December 31, 2009, retained earnings at December 31, 2008, and quarterly data for each quarter of the fiscal year ended December 31, 2010, and the quarters ended March 31, 2011, and June 30, 2011. It is presently expected that the restated financial statements will reflect:

•

Revised estimates of the capacity of individual machinery and equipment assets depreciated under the Units of Production Method which reflect updated expectations of total lifetime production effective as of January 1, 2009. These changes will increase depreciation expense.

•	Reductions in historical estimates of asset salvage values which reflect a correction of salvage values previously utilized. This correction will increase depreciation expense.

•	Increases in losses on disposal for machinery and equipment assets disposed prior to 2009.

•	Increased expense due to treating advances to Lucid Energy as research and development expense.

•	An increase in fixed assets and capital lease obligations as a result of recording as capital leases certain leases previously accounted for as operating leases.

The Audit Committee and the Company have not completed the work necessary to finalize the corrective adjustments required in connection with the restatement of the Company’s previously issued consolidated financial statements. However, based upon the Company’s preliminary analyses, the Company’s current estimates of the effect of the restatement adjustments on the consolidated results of operations are to: (i) increase the previously reported net loss of $7.3 million for the year ended December 31, 2009 by approximately $2 to $4 million; (ii) increase the previously reported net loss of $1.4 million for the year ended December 31, 2010 by approximately $3 to $5 million; (iii) decrease the previously reported net income of $3.6 million for the three months ended March 31, 2011 by approximately $0.6 to $1.2 million; and (iv) decrease the previously reported net income of $5.4 million for the three months ended June 30, 2011 by approximately $0.4 to $1.0 million. This estimate of the restatement also decreases retained earnings at December 31, 2008 of $149.2 million by approximately $10 to $12 million. The foregoing preliminary estimates are subject to material change as the Company completes its analyses and finalizes its restated consolidated financial statements.

The Company intends to present its restated consolidated financial statements and related consolidated financial information in its Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”). The 2011 Form 10-K will include restated consolidated financial statements for the years ended December 31, 2010 and 2009, and will disclose the impact of the restatement on quarterly financial data for each of the quarters in the year ended December 31, 2010. The Company also intends to file Forms 10-Q/A for the quarters ended March 31, 2011 and June 30, 2011, which will disclose the impact of the restatement on the quarterly financial data for each of those quarters, along with the Form 10-Q for the quarter ended September 30, 2011. The Company’s 2011 Form 10-K, September 30, 2011 Form 10-Q and the amended Form 10-Q’s are expected to be filed with the Securities and Exchange Commission in April 2012.

The Audit Committee and the Company have discussed the matters described herein with the Company’s independent registered public accounting firm.

Forward Looking Statements

This report contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate,” “plans,” “believe,” “seek” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the completion and results of the Company’s internal review and analyses of the Company’s historical accounting practices and previously issued consolidated financial statements, additional accounting or other issues identified in connection with the ongoing internal review and analyses, finalization of the restatements described above and the audit and review of such matters by the Company’s independent registered public accounting firm, negative reactions from the Company’s creditors or customers to the Company’s restatement of its financial statements, the scope and impact of the restatement of the Company’s financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, that the Company’s internal controls over financial reporting may be inadequate or have material weaknesses of which the Company is not currently aware, that the Company’s disclosure controls and procedures may not be effective, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 15, 2012.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer